EXHIBIT 1
                                                                              TO
                                                                    SCHEDULE 13D

                          JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13D-(f)(1)


     The  undersigned  acknowledge  and agree that the  foregoing  statement  on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: January 18, 2000


                                       TRI-LINKS INVESTMENT TRUST

                                       By:   Wilmington Trust Company,
                                             not in its individual capacity but
                                               solely as Owner Trustee


                                       By:   /s/   David A. Venasky, Jr.
                                             ----------------------------------
                                             Name: David A. Venasky, Jr.
                                             Title:Vice President



                                       LONG DRIVE MANAGEMENT TRUST
                                       As Depositor

                                       By:   /s/   Dennis Dolan
                                             ----------------------------------
                                             Name: Dennis Dolan
                                             Title:President



                                       NOMURA HOLDING AMERICA, INC.


                                       By:   /s/   John E. Toffolon, Jr.
                                             -----------------------------------
                                             Name: John E. Toffolon, Jr.
                                             Title:Chief Financial Officer,
                                                   Treasurer